Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the Registration Statement (Form F-3) and related Prospectus of OceanFreight Inc. for the registration of 2,085,150 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2008, with respect to the consolidated fmancial statements of OceanFreight Inc., included in its Annual Report (Form 20-F) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

      September 2, 2008
     Athens, Greece.